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                                                                     EXHIBIT 3.0



Filed March 9, 1992
Daniel J. Dalton
Secretary of State
0755558


Certificate of Incorporation of Pro Elite, Inc.


To:     The Secretary of State
        State of New Jersey


               Pursuant to the provisions of the New Jersey Business Corporation Act, the undersigned, being a natural person of at least 18 years of age and acting as the incorporator of the corporation hereby being organized thereunder certifies that:

               FIRST: The name of the corporation (hereinafter called the "corporation") is PRO ELITE, INC.

               SECOND: The corporation is organized to engage in any activity within the purposes for which corporations may be organized under the New Jersey Business Corporation Act, and, in addition, and without limiting the generality of the foregoing, for the following purpose or purposes:

               To engage in the business of licensing products.

               To carry on general mercantile, industrial, investing, and trading business in all its branches; to devise, invent, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, export, license as licensor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute, acquire, and assign contracts in respect of, acquire, receive, grant, and assign licensing arrangements, options, franchises, and other rights in respect of, and generally deal in and with, at wholesale and retail, as principal, and as sales, business, special, or general agent, representative, broker, factor, merchant, distributor, jobber, advisor, and in any other lawful capacity, goods, wares, and merchandise, commodities, and unimproved, improved, finished, processed, and other real, personal and mixed property of any and all kinds, together with the components, resultants, and by-products thereof; to acquire by purchase or otherwise own, hold, lease, mortgage, sell, or otherwise dispose of, erect, construct, make, alter, enlarge, improve, and to aid or subscribe toward the construction, acquisition or improvement of any factories, shops, storehouses, buildings, and commercial and retail establishments of every character, including all equipment, fixtures, machinery, implements and supplies necessary, or incidental to, or connected with, any of the purposes or business of the corporation; and generally to perform any and all acts connected therewith or arising therefrom or incidental thereto, and all acts proper or necessary for the purposes of the business.

               To engage generally in the real estate business as principal, agent, broker, and in any lawful capacity, and generally to take, lease purchase, or otherwise acquire,



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and to own, use, hold, sell, convey, exchange, lease, mortgage, work, clear, improve, develop, divide, and otherwise handle, manage, operate, deal in and dispose of real estate, real property, lands, multiple-dwelling structures, houses, buildings or other works and any interest or right therein; to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, hire, lease, pledge, mortgage, and otherwise handle, and deal in and dispose of, as principal, agent, broker, and in any lawful capacity, such personal property, chattels, chattels real, rights, easements, privileges, choses in action, notes, bonds, mortgages, and securities as may lawfully be acquired, held, or disposed of; and to acquire, purchase, sell, assign, transfer, dispose of, and generally deal in and with, as principal, agent, broker, and in any lawful capacity, mortgages and other interests in real, personal, and mixed properties; to carry on a general construction, contracting, building, and realty management business as principal, agent, representative, contractor, subcontractor, and in any other lawful capacity.

               To apply for, register, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge, or otherwise dispose of, and, in any manner deal with and contract with reference to:

               (a) Inventions, devices, formulae, processes and any improvements and modifications thereof;

               (b) Letters patent, patent rights, patented processes, copyrights, designs, and similar rights, trade-marks, trade symbols, and other indications of origin and ownership granted by or recognized under the laws of the United States of America or of any state or subdivision thereof, or of any foreign country or subdivision thereof, and all rights connected therewith or appertaining thereunto;

               (c)  Franchises, licenses, grants, and concessions.

        To have all of the powers conferred upon corporations organized under the New Jersey Business Corporations Act.

               THIRD: The aggregate number of shares which the corporation shall have authority to issue is two hundred, all of which are without par value, and all of which are of the same class.

               FOURTH: The address of the initial registered office of the corporation within the State of New Jersey is c/o The Prentice-Hall Corporation System, New Jersey, Inc., 150 West State Street, Trenton, New Jersey 08608; and the name of the initial registered agent at such address is the Prentice-Hall Corporation System, New Jersey, Inc.



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               FIFTH: The number of directors constituting the first Board of
Directors of the corporation is two; and the name and the address of the persons who are to serve as the first directors of the corporation are as follows:

NAME                                        ADDRESS
----                                        -------

Robert Polsky                               759 Spinnaker Court
                                            Secaucus, NJ 07094

Michael Polsky                              759 Spinnaker Court
                                            Secaucus, NJ 07094

               SIXTH: The name and the address of the incorporator are as follows:

NAME                                        ADDRESS
----                                        -------

Anna Shvab                                  15 Columbus Circle
                                            New York, NY 10023-7773

               SEVENTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation, and regulation of the powers of the corporation and of its directors and of its shareholders of any class thereof, as the case may be, it is further provided:

               1. The management of the business and the conduct of the affairs of the corporation, including the election of the Chairman of the Board of Directors, if any, the President, the Treasurer, the Secretary, and other principal officers of the corporation shall be vested in its Board of Directors.

               2. The Board of Directors shall have the power to remove directors for cause and to suspend directors pending a final determination that cause exists for removal.

               3.   The corporation shall, to the fullest extent permitted by
                    Section 14A-3-5 of the New Jersey Business Corporation Act, as the same may be amended and supplemented, indemnify any and all corporate agents whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deeded exclusive of any other rights to which those indemnified may be entitled under any By-Law agreement, vote of shareholders, or otherwise, and shall continue as to a person who has ceased to be a corporate agent and shall inure to the benefit of the heirs, executors, administrators, and personal representatives of such a corporate agent. The term "corporate agent" as used herein shall have the



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                    meaning attributed to it by Section 14A:3-5 and 14A:5-21 of the New Jersey Business Corporations Act and by any other applicable provision of law.

               4. The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by subsection 14A:2-7 of the New Jersey Corporation Business Act, as the same may be amended and supplemented.

               EIGHTH: The shareholders shall not have preemptive rights.

               NINTH: The duration of this corporation is perpetual.

Signed on March 6, 1992



                             /s/ Anna Shvab, Incorporator